Exhibit 10.1

FORM OF AMENDMENT NO 1. TO
CONVERTIBLE PROMISSORY NOTE

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE (this “Amendment”), dated as of ________________, by and among Verilink Corporation, a Delaware corporation, with headquarters located at 11551 E. Arapahoe Rd., Suite 150, Centennial, Colorado 80112 (the “Company”) and ______________ (the “Holder”).

RECITALS:

A.    The Company has issued to the Holder that certain Convertible Promissory Note dated February 5, 2004 in the original principal amount of $___________ (the “Note”) of which $__________ in principal amount remains outstanding, together with unpaid interest on such outstanding balance accruing since November 15, 2005.

B.    The Company and the Holder desire to enter into this Amendment pursuant to which the Note shall be amended to revise certain terms set forth therein.

C.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investors hereby agree as follows:

1.    AMENDMENT TO CONVERTIBLE PROMISSORY NOTE.

(a)    Effective as of February 5, 2006, the annual rate of interest referenced in the first paragraph of the Note is hereby amended to read “ten percent (10%)” rather than the “seven percent (7%)” as currently set forth in such paragraph.

(b)    Section 3 of the Convertible Promissory Note is hereby amended and restated to read in its entirety as follows:

“Maker shall pay all accrued and unpaid interest under this Note on each May 15, August 15, November 15 and February 15 until the Principal Commencement Date. Beginning with the Principal Commencement Date and for so long as the indebtedness evidenced by this Note shall remain outstanding, Maker shall pay, on the fifteenth day of each month monthly installment payments in the amount of 1/12th of the outstanding principal amount as of the Principal Commencement Date plus accrued and unpaid interest to such installment payment date. For purposes of this Note, “Principal Commencement Date” shall mean the fifteenth day of the month following the date on which the Maker’s Senior Subordinated Convertible Notes are paid, converted, or redeemed in full and are no longer outstanding. To the extent not previously paid or converted as provided herein, the principal under this Note shall be due and payable on the earlier of (i) the date that is the first anniversary of the Principal Commencement

Date and (ii) February 6, 2009 (the earlier of such dates being referred to as the “Maturity Date”). Principal and interest shall be payable to Holder when due in lawful money of the United States of America in immediately available funds at such place as Holder may from time to time notify the Maker in writing. The Maker may prepay this Note, in whole or in part, at any time, by giving Holder thirty (30) days’ written notice of its election to so prepay. After notice of such prepayment has been given to Holder, but prior to actual prepayment by Maker, Holder shall continue to have the conversion privilege set forth in Section 5 hereof.”

(c)    Section 7 of the Convertible Promissory Note is hereby amended by adding a new sub-section 7(b) as follows:

“(b) Without the consent of the Holder and so long as the Indebtedness represented by this Note remains outstanding, Maker shall not incur any indebtedness ranking senior in right of payment to or on parity with this Note, other than (i) Maker’s obligations with respect to its 7% Senior Secured Convertible Notes and associated warrants and related transaction documents (the “Senior Notes”), including any amendments, restructurings, refinancings or other modifications thereof, provided, however, that with regard to any such amendments, restructurings, refinancings or modifications, the average life to maturity of such new Indebtedness is less than or equal to that of the Senior Notes, and the principal amount of such new Indebtedness is less than or equal to the principal amount plus accrued and unpaid interest and other charges outstanding under the Senior Notes, at the time of such amendment, restructuring refinancing or modification,  (ii) other Indebtedness as of the date hereof, including any modifications, extensions, amendments or renewals thereof and (iii) Indebtedness incurred in the ordinary course of business, including but not limited to purchase money indebtedness and capital lease obligations incurred to acquire property in the ordinary course of business. For purposes of this Note, “Indebtedness” shall mean indebtedness for borrowed money.”

(d)    Section 7 of the Convertible Promissory Note is hereby amended by adding a new sub-section 7(c) as follows:

“(c) Without the consent of the Holder and so long as the indebtedness represented by this Note remains outstanding, Maker shall not create or incur or assume any consensual liens upon any of its property or assets that secure indebtedness, other than (i) liens securing indebtedness or obligations permitted under Section 7(b), including any new Indebtedness permitted under subsection (i) thereof; (ii) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings: (a) liens for taxes, assessments or charges due and payable and subject to interest or penalty; (b) liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; (c) liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and (d) adverse judgments on appeal; (iii) pledges or deposits made in the ordinary course of business, including but not limited to purchase money security interests granted in the ordinary course of business; and (iv) easements arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property.”

2.    DISCLOSURE OF AMENDMENT.

The Company shall promptly file a Current Report on Form 8-K describing the terms of this Amendment and attaching a copy of the form of this Amendment.

3.    REPRESENTATIONS AND WARRANTIES OF MAKER.

(a)    Authority. This Amendment constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the requisite corporate power, and authority to execute and deliver this Amendment and to perform its obligations under the Note as amended by this Amendment.

(b)    No Default. The execution and delivery of this Amendment by the Company will not give any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body (a “Person”) the right to prevent, delay, or otherwise interfere with any of the obligations of the Company under the Note as amended by this Amendment or:

(i)          contravene, conflict with, or result in a violation of (A) any provision of the Certificate of Incorporation or Bylaws of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

(ii)         contravene, conflict with, or result in a violation of, or give any Person the right to challenge this Amendment or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Company, or any of the assets owned or used by the Company, may be subject;

(iii)        contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement, contract, debt, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding to which the Company is a party or by which the Company or any of its properties may be bound.

(c)    Third Party Consents. Except for such Consents (as defined below) as have been obtained by the Company in writing and delivered in writing to Holder, the Company is not and will not be required to obtain any approval, consent, ratification, waiver, or other authorization (“Consent”) from any Person, including, but not limited to, any lender, creditor or shareholder of the Company in connection with the execution and delivery of this Amendment or the performance of the obligations of the Company under the Note as amended by this Amendment.

4.    MISCELLANEOUS.

(a)    Counterparts. This Amendment maybe executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)    Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

(c)    Severability. If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

(d)    No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(e)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

(f)    No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(g)    Reaffirmation. The Company hereby confirms and agrees that the Note is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects as amended by this Amendment.

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IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be duly executed as of the date first written above.

COMPANY: VERILINK CORPORATION, a Delaware corporation By: ________________________ Name: Title: HOLDER: _____________________________ By: __________________________ Name: Title: